                                                                    Exhibit 14



       Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-141769) pertaining to LLANY Separate Account S for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a) March 18, 2008, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 7, 2008, with respect to the financial statements of LLANY Separate Account S for Flexible Premium Variable Life Insurance.

                                                     /s/ Ernst & Young LLP

Fort Wayne, Indiana
March 31, 2008